EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of National Beverage Corp. (the “Company”) on Form 10-Q for the period ended July 27, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nick A. Caporella, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 5, 2019

/s/ Nick A. Caporella

Nick A. Caporella

Chairman of the Board and

Chief Executive Officer